ORION S.A.

Exhibit 99.1	CONTACT: Christopher Kapsch Vice President of Investor Relations +1 281-318-4413 christopher.kapsch@orioncarbons.com
Orion S.A. Announces
Financial Results For The Full Year Ended December 31, 2024
HOUSTON—February 19, 2025—Orion S.A. (NYSE: OEC), a specialty chemical company, today announced financial results for the fourth quarter and full year of 2024.
Fourth Quarter 2024 Financial Highlights
•Net sales of $434.2 million, down $34.0 million, year over year
•Net income of $17.2 million, up $12.3 million, year over year.
•Diluted EPS of $0.30 up $0.22, year over year.
•Adjusted Diluted EPS1 of $0.35, up $0.18, year over year.
•Adjusted EBITDA1 of $61.7 million, down $4.9 million, year over year
Full Year 2024 Financial Highlights
•Net sales of $1,877.5 million, down $16.4 million, year over year.
•Net income of $44.2 million, down $59.3 million, year over year.
•Diluted EPS of $0.76 down $0.97, year over year.
•Adjusted Diluted EPS1 of $1.76, down $0.16, year over year.
•Adjusted EBITDA1 of $302.2 million, down $30.1 million, year over year.
Other Highlights
•Rubber profitability maintained, despite soft demand backdrop in our key markets.
•Specialty recovery continued in 2024, underscored by 11% year over year volume growth, including 9% in the fourth quarter.
•Strengthened industry leading position in circularity; Commercial sales in 2025.
•Repurchased ~2% of shares outstanding in 2024 (~$20 million last year).
1 The reconciliations of Non-U.S. Generally Accepted Accounting Principles (“GAAP”) measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP to GAAP Financial Measures below.
“Orion delivered more than $300 million of Adjusted EBITDA for the third consecutive year in 2024, but we are not satisfied by these results. Soft Western tire production levels – and consequently lower than expected Rubber demand – was Orion’s single largest obstacle in 2024, and we addressed this partly through commercial strategy coming into 2025. This will blunt impact from the distorted tire industry trade flows, should they persist,” stated Corning Painter, Orion’s Chief Executive Officer. “Despite lingering end-market softness, foreign exchange headwinds reflecting the Dollar’s recent strength and uncertainty around the new administration’s broader policies, we expect growth in 2025 on a constant currency basis, underpinned by the new Rubber supply agreements, debottlenecked Specialty production lines and other factors in our control.”

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“Of potentially greater interest to our investors,” continued Painter, “may be the multi-year inflection in our free cash flow generation. Higher Adjusted EBITDA and reduced capex are key levers here. With available capacity in Rubber and premium Specialty products, we are positioned to achieve higher earnings levels over several years without additional growth capital. Considering the improving cash flow and our stock’s current valuation, we continue to see opportunistic share repurchases as an attractive allocation of capital.”
Jeff Glajch, Orion’s Chief Financial Officer, added, “We finished 2024 with net leverage down modestly from the third quarter, even as we continued buybacks at a sensible pace during the fourth quarter. In just over two years, we have reduced our net outstanding shares by approximately 6%, including nearly $20 million of repurchases in the second half of 2024. At the end of December, we still had nearly 5 million shares on our current authorization.”
Fourth Quarter 2024 Overview:

(In millions, except per share data or stated otherwise)	Q4 2024	Q4 2023	Y/Y Change	Y/Y Change in %
Volume (kmt)	228.1	226.2	1.9	0.8%
Net sales	434.2	468.2	(34.0)	(7.3%)
Gross profit	89.3	87.3	2.0	2.3%
Income from operations	23.6	27.2	(3.6)	(13.2%)
Net income	17.2	4.9	12.3	251.0%
Adjusted Net income(1)	20.1	9.8	10.3	105.1%
Adjusted EBITDA (1)	61.7	66.6	(4.9)	(7.4%)
Basic EPS	0.30	0.08	0.22	275.0%
Diluted EPS	0.30	0.08	0.22	275.0%
Adjusted Diluted EPS(1)	0.35	0.17	0.18	105.9%
(1)The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures.
Volume increased marginally by 1.9 kmt, or 0.8%, year over year, primarily due to higher volume in the Specialty Carbon Black segment. Net sales decreased by $34.0 million, or 7.3%, year over year, primarily driven by the pass-through effect of lower oil prices, lower Rubber Carbon Black segment volume and unfavorable foreign currency translation impact, partially offset by broad-based recovery in the Specialty Carbon Black segment across all regions. Gross profit increased by $2.0 million, or 2.3%, year over year, primarily driven by favorable Rubber Carbon Black segment pricing, partially offset by less favorable mix, lower Rubber Carbon Black segment volume and lower cogeneration.
Adjusted EBITDA decreased by $4.9 million, or 7.4%, to $61.7 million, year over year. The decrease was primarily due to higher selling, general and administrative expenses, lower Rubber Carbon Black segment volume and lower cogeneration. Those were partially offset by higher margin generated from the Specialty Carbon Black segment.

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Quarterly Business Segment Results

SPECIALTY CARBON BLACK

(In millions, unless stated otherwise)	Q4 2024	Q4 2023	Y/Y Change	Y/Y Change in %
Volume (kmt)	59.9	54.9	5.0	9.1%
Net sales	147.4	148.7	(1.3)	(0.9)%
Gross profit	34.1	27.0	7.1	26.3%
Adjusted EBITDA	25.0	17.4	7.6	43.7%
(1)The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures.
Volume increased by 5.0 kmt, or 9.1%, year over year, reflecting growth across all regions. Net sales decreased marginally by $1.3 million, or 0.9%, to $147.4 million, year over year. Adjusted EBITDA increased by $7.6 million, or 43.7%, to $25.0 million, year over year, primarily due to higher volume, partially offset by less favorable product mix.

RUBBER CARBON BLACK

(In millions, unless stated otherwise)	Q4 2024	Q4 2023	Y/Y Change	Y/Y Change in %
Volume (kmt)	168.2	171.3	(3.1)	(1.8)%
Net sales	286.8	319.5	(32.7)	(10.2)%
Gross profit	55.2	60.3	(5.1)	(8.5)%
Adjusted EBITDA	36.7	49.2	(12.5)	(25.4)%
(1)The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures.
Volume declined by 3.1 kmt, or 1.8%, year over year. The decrease was primarily due to lower demand in the Americas region. Net sales decreased by $32.7 million, or 10.2%, to $286.8 million, year over year. The decrease was primarily due to lower volume, the pass-through effect of lower oil prices, partially offset by favorable price. Adjusted EBITDA decreased by $12.5 million, or 25.4%, to $36.7 million, year over year. The decrease was primarily due to lower demand in Americas region, lower cogeneration, higher fixed costs and higher selling, general and administrative expense. Those were partially offset by favorable price.
Full Year 2024 Overview:

	Year Ended December 31,		Year-Over-Year
(In millions, except per share data or stated otherwise)	2024	2023	Delta
Volume (kmt)	934.8	932.1	2.7	0.3%
Net sales	1,877.5	1,893.9	(16.4)	(0.9%)
Gross profit	428.8	451.0	(22.2)	(4.9%)
Income from operations	102.7	205.3	(102.6)	(50.0%)
Net income	44.2	103.5	(59.3)	(57.3%)
Adjusted net income(1)	102.8	115.3	(12.5)	(10.8%)
Adjusted EBITDA (1)	302.2	332.3	(30.1)	(9.1%)
Basic EPS	0.76	1.75	(0.99)	(56.6%)
Diluted EPS	0.76	1.73	(0.97)	(56.1%)
Adjusted Diluted EPS(1)	1.76	1.92	(0.16)	(8.3%)
(1)The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures.
Volume increased marginally by 2.7 kmt, or 0.3%, to 934.8 kmt, year-over-year primarily due to higher Specialty Carbon Black segment volume, partially offset by lower Rubber Carbon Black segment volume. Net sales decreased marginally by $16.4

ORION S.A.
million, or 0.9%, to $1,877.5 million, driven primarily by the pass-through effect of lower oil prices, lower Rubber Carbon Black segment volume and unfavorable foreign currency translation impact, partially offset by broad-based recovery in the Specialty Carbon Black segment across all regions. Gross profit decreased by $22.2 million or 4.9%, to $428.8 million, primarily driven by higher fixed costs, unfavorable impact from pass-through of raw material costs and lower cogeneration.
During the third quarter of 2024, we were the target of a criminal scheme that resulted in multiple fraudulently induced outbound wire transfers to accounts controlled by unknown third parties aggregating to $55.7 million, net of recoveries. In addition, we incurred $3.6 million of professional fees in connection with our investigations.
Adjusted EBITDA decreased by $30.1 million, or 9.1%, from $332.3 million in 2023 to $302.2 million in 2024. The decrease was primarily due to higher selling, general and administrative expenses, lower Rubber Carbon Black segment volume and lower cogeneration. Those were partially offset by higher volume in the Specialty Carbon Black segment.
Full Year 2024 Segment Results

SPECIALTY CARBON BLACK

	Year Ended December 31,		Year-Over-Year
(In millions, unless otherwise indicated)	2024	2023	Delta
Volume (kmt)	245.8	221.4	24.4	11.0%
Net sales	646.3	610.6	35.7	5.8%
Gross profit	151.9	160.3	(8.4)	(5.2)%
Adjusted EBITDA	108.1	110.7	(2.6)	(2.3)%
(1)The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures.

Volume of the Specialty Carbon Black segment increased by 24.4 kmt, or 11.0%, to 245.8 kmt., primarily due to demand recovery across all regions and end markets. Net sales of the Specialty Carbon Black segment increased by $35.7 million, or 5.8%, to $646.3 million. The net sales increase in 2024 was primarily due to higher volume across all regions, partially offset by unfavorable product mix and unfavorable foreign currency translation impact. Adjusted EBITDA of the Specialty Carbon Black segment decreased by $2.6 million, or 2.3%, to $108.1 million. The decrease was primarily due to higher fixed costs and lower cogeneration. Those were partially offset by higher volume.

RUBBER CARBON BLACK

	Year Ended December 31,		Year-Over-Year
(In millions, unless otherwise indicated)	2024	2023	Delta
Volume (kmt)	689.0	710.7	(21.7)	(3.1)%
Net sales	1,231.2	1,283.3	(52.1)	(4.1)%
Gross profit	276.9	290.7	(13.8)	(4.7)%
Adjusted EBITDA	194.1	221.6	(27.5)	(12.4)%
(1)The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures.
Volume of the Rubber Carbon Black segment decreased by 21.7 kmt, or 3.1%, to 689.0 kmt. The decrease was primarily due to lower demand in the Americas region. Net sales of the Rubber Carbon Black segment decreased by $52.1 million, or 4.1%, to $1,231.2 million. The decrease was primarily due to lower volume and the pass-through effect of lower oil prices, partially

ORION S.A.
offset by favorable price. Adjusted EBITDA of the Rubber Carbon Black segment decreased by $27.5 million, or 12.4%, to $194.1 million. The decrease was primarily due to lower volume in Americas region, lower cogeneration and higher fixed costs. Those were partially offset by favorable price.
Outlook
“Orion is establishing a full year 2025 Adjusted EBITDA guidance range of $290 million – $330 million, implying a mid single digit year-over-year improvement at the midpoint, after factoring foreign exchange headwinds. Our Adjusted EPS guidance range is $1.45 – $1.90,” Painter added.
“Looking forward, the confluence of additional Rubber mandates, debottlenecked high-value Specialty grades, driving new qualifications, cost actions, plant modernization and completing our conductive carbons investment this year positions Orion for another step change in free cash flow in 2026.”
Conference Call
As previously announced, Orion will hold a conference call tomorrow, Thursday, February 20, 2025, at 8:30 a.m. (EST). The dial-in details for the live conference call are as follow:

U.S. Toll Free:	1-877-407-4018
International:	1-201-689-8471
A replay of the conference call may be accessed by phone at the following numbers through March 6, 2025:

U.S. Toll Free:	1-844-512-2921
International:	1-412-317-6671
Conference ID:	13748613
Additionally, an archived webcast of the conference call will be available on the Investor Relations section of the company’s website at www.orioncarbons.com.
To learn more about Orion, visit the company’s website at www.orioncarbons.com, where we regularly post information including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.
About Orion S.A.
Orion S.A. (NYSE: OEC) is a leading global supplier of carbon black, a solid form of carbon produced as powder or pellets. The material is made to customers’ exacting specifications for tires, coatings, ink, batteries, plastics and numerous other specialties, high-performance applications. Carbon black is used to tint, colorize, provide reinforcement, conduct electricity, increase durability and add UV protection. Orion has innovation centers on three continents and 14 plants worldwide, offering the most diverse variety of production processes in the industry. The company’s corporate lineage goes back more than 160 years to Germany, where it operates the world’s longest-running carbon black plant. Orion is a leading innovator, applying a deep understanding of customers’ needs to deliver sustainable solutions. For more information, please visit orioncarbons.com.
Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995
This document contains and refers to certain forward-looking statements with respect to our financial condition, results of operations and business, including those in the “Outlook” section above. These statements constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to

ORION S.A.
differ materially from those expressed or implied in these statements. You should not place undue reliance on forward-looking statements. Forward-looking statements include, among others, statements concerning the potential exposure to market risks, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions.
Forward-looking statements are typically identified by words such as “anticipate,” “assume,” “assure,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “probably,” “project,” “will,” “seek,” “target,” “to be” and other words of similar meaning. These forward-looking statements include, without limitation, statements about the following matters:
•our strategies for (i) maintaining or strengthening our position in Specialty Carbon Black or Rubber Carbon Black, (ii) maintaining or increasing our Specialty or Rubber Carbon Black margins and (iii) maintaining or strengthening the competitiveness of our operations;
•our profit and cash flow projections;
~~•~~the outcome of any in-progress, pending or possible litigation or regulatory proceedings;
•the expectations regarding environmental-related costs and liabilities;
•the expectations regarding the performance of our industry and the global economy, including foreign currency rate fluctuations;
•the sufficiency of our cash on hand, cash provided by operating activities and borrowings to pay our operating expenses, satisfy our debt obligations and fund capital expenditures;
•the ability to pay dividends;
•our anticipated spending on, and the timely completion and anticipated impacts of, capital projects including growth projects, and the construction of new plants;
•our projections and expectations for pricing, financial results and performance in 2024 and beyond;
•the status of contract negotiations with counterparties and the impact of new contracts on our business;
•our expectation that the markets we serve will continue to demand our products;
•our internal controls over financial reporting; and
•loss due to misappropriation of assets and potential recoveries of such loss.
All these forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others:
•possible negative or uncertain worldwide economic conditions and developments;
•the operational risks inherent in chemicals manufacturing, including but not limited to disruptions due to technical difficulties, severe weather conditions or natural disasters;
•our dependence on major customers and suppliers;
•our ability to compete in the industries and markets in which we operate;
•our ability to successfully develop new products and technologies;
•our ability to effectively implement our business strategies;
•the volatility of costs, quality and availability of raw materials and energy;
•our ability to realize benefits from investments, joint ventures, acquisitions or alliances;
•our ability to realize benefits from planned plant capacity expansions and planned and current site development projects;
•any information technology systems failures, network disruptions and breaches of data security;
•our exposure to political or country risks inherent in doing business globally;

ORION S.A.
•rapidly changing geopolitical environment, conflicts, growing tension between U.S. and other countries, and/or any other escalations may impact energy costs, raw material availability or other economic disruptions;
•our ability to comply with complex environmental, health and safety laws and regulations, and current and any possible future investigations and enforcement actions by governmental, supranational agencies or other organizations;
•environmental, social and governance matters, including regulations requiring a reduction of greenhouse gas emissions or that impose additional taxes or fees on emissions as well as increased awareness and adverse publicity about potential impacts on climate change by us;
•development regulation of carbon black as a nano-scale material;
•our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases as well as other accidents;
•any changes in European Union regulations or similar international regulations on chemical carbon that will affect our ability to market and sell our products;
•any market or regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy;
•any litigation or legal proceedings, including product liability, environmental or asbestos related claims;
•our ability to protect our intellectual property rights and know-how;
•risks associated with our financial leverage;
•restrictive effects of the covenants in our debt instruments;
•any deterioration in our financial position or downgrade of our ratings by credit rating agencies;
•any fluctuations in foreign currency exchange or interest rates;
•the availability and efficiency of hedging;
•any potential impairments or write-offs of certain assets;
•any required increases in our pension fund or retirement-related contributions;
•the adequacy of our insurance coverage;
•any challenges to our decisions and assumptions in assessing and complying with our tax obligations;
•any changes in our jurisdictional earnings mix or in the tax laws or accepted interpretations of tax laws in those jurisdictions;
•the ability to pay dividends on our common stock at historical rates or at all;
•the difference between our stockholders’ rights and rights of stockholders of a U.S. corporation;
•the potential difficulty in obtaining or enforcing judgments or bringing legal actions against Orion S.A. (a Luxembourg incorporated entity) in the U.S. or elsewhere outside Luxembourg;
•the difference between Luxembourg & European insolvency and bankruptcy laws from U.S. insolvency laws;
•our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages;
•our ability to recruit or retain key management and personnel;
•any disruptive changes in international and local economic conditions, dislocations in credit and capital markets and inflation or deflation; and
•our ability to generate the funds required to service our debt and finance our operations.
Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include those factors detailed under the captions “Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995” and “Risk Factors” in our Annual Report in Form 10-K for the year ended December 31, 2024 and in Note Q. Commitments and Contingencies to our audited Consolidated Financial Statements regarding contingent liabilities, including litigation. It is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination

ORION S.A.
of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement - including those in the “Outlook” and “Quarterly Business Segment Results” sections above - as a result of new information, future events or other information, other than as required by applicable law.
Reconciliation of Non-GAAP Financial Measures
We present certain financial measures that are not prepared in accordance with GAAP or the accounting standards of any other jurisdiction and may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures, see section Reconciliation of Non-GAAP Financial Measures below.
These non-GAAP measures include, but are not limited to Adjusted EBITDA.
We define Adjusted EBITDA as Income from operations before depreciation and amortization, stock-based compensation, and non-recurring items (such as, restructuring expenses, legal settlement gain, etc.) plus Earnings in affiliated companies, net of tax.
Our operations are managed by senior executives who report to our Chief Executive Officer (“CEO”), the chief operating decision maker (“CODM”). Adjusted EBITDA is used by our CODM to evaluate our operating performance and to make decisions regarding allocation of capital, because it excludes the effects of items that have less bearing on the performance of our underlying core business. We use this measure, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing our business. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization, historic cost and age of assets, financing and capital structures and taxation positions or regimes, we believe that Adjusted EBITDA provides a useful additional basis for evaluating and comparing the current performance of the underlying operations.
We believe our non-GAAP measures are useful measures of financial performance in addition to Net income, Income from operations and other profitability measures under GAAP, because they facilitate operating performance comparisons from period to period. In addition, we believe these non-GAAP measures aid investors by providing additional insight into our operational performance and help clarify trends affecting our business.
Other companies and analysts may calculate non-GAAP financial measures differently, so making comparisons among companies on this basis should be done carefully. Non-GAAP measures are not performance measures under GAAP and should not be considered in isolation or construed as substitutes for Net sales, Net income, Income from operations, Gross profit and other GAAP measures as an indicator of our operations in accordance with GAAP.
With respect to Adjusted EBITDA and Adjusted Diluted EPS outlook for 2024, we are not able to reconcile the forward-looking non-GAAP financial measures to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. These items include, but are not limited to, significant legal settlements, tax and regulatory reserve changes, restructuring costs and acquisition and financing related impacts.

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Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share amounts)	2024	2023	2024	2023
	Unaudited

Net sales	$434.2	$468.2	$1,877.5	$1,893.9
Cost of sales	344.9	380.9	1,448.7	1,442.9
Gross profit	89.3	87.3	428.8	451.0
Selling, general and administrative expenses	58.1	53.6	237.8	221.9
Research and development costs	7.0	6.2	27.1	24.5
Loss due to misappropriation of assets, net	(1.4)	—	59.3	—
Other expense (income), net	2.0	0.3	1.9	(0.7)
Income from operations	23.6	27.2	102.7	205.3
Interest and other financial expense, net	8.6	9.3	49.4	50.9
Reclassification of actuarial gains from AOCI	—	(2.2)	—	(8.9)
Income before earnings in affiliated companies and income taxes	15.0	20.1	53.3	163.3

Income tax expense	(2.1)	15.3	9.7	60.3
Earnings in affiliated companies, net of tax	0.1	0.1	0.6	0.5
Net income	$17.2	$4.9	$44.2	$103.5

Weighted-average shares outstanding (in thousands):
Basic	57,679	58,140	58,223	58,995
Diluted	57,803	59,196	58,373	59,980
Earnings per share
Basic	$0.30	$0.08	$0.76	$1.75
Diluted	$0.30	$0.08	$0.76	$1.73

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Consolidated Statements of Financial Position

	December 31
(In millions, except share amounts)	2024	2023

ASSETS
Current assets
Cash and cash equivalents	$44.2	$37.5
Accounts receivable, net	211.9	241.0
Inventories, net	290.4	287.1
Income tax receivables	12.6	6.1
Prepaid expenses and other current assets	54.2	74.4
Total current assets	613.3	646.1
Property, plant and equipment, net	965.0	900.1
Right-of-use assets	117.9	110.6
Goodwill	71.5	76.1
Intangible assets, net	18.5	25.5
Investment in equity method affiliates	8.0	5.1
Deferred income tax assets	21.6	30.0
Other assets	41.5	39.9
Total non-current assets	1,244.0	1,187.3
Total assets	$1,857.3	$1,833.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$156.2	$183.7
Current portion of long term-debt and other financial liabilities	258.8	137.0
Accrued liabilities	39.5	41.7
Income taxes payable	4.8	34.2
Other current liabilities	57.4	43.7
Total current liabilities	516.7	440.3
Long-term debt, net	647.0	677.3
Employee benefit plan obligation	58.5	60.4
Deferred income tax liabilities	36.5	66.3
Other liabilities	123.7	110.6
Total non-current liabilities	865.7	914.6
Stockholders' equity
Common stock
Authorized: 65,992,259 and 65,035,579 shares with no par value
Issued – 60,992,259 and 60,992,259 shares with no par value
Outstanding – 57,242,372 and 57,898,772 shares	85.3	85.3
Treasury stock, at cost, 3,749,887 and 3,093,487	(82.2)	(70.1)
Additional paid-in capital	84.7	85.6
Retained earnings	457.0	417.6
Accumulated other comprehensive loss	(69.9)	(39.9)
Total stockholders' equity	474.9	478.5
Total liabilities and stockholders' equity	$1,857.3	$1,833.4

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Consolidated Statements of Cash Flows

	Years Ended December 31,
(In millions)	2024	2023

Cash flows from operating activities:
Net income	$44.2	$103.5
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	125.3	113.0
Amortization of debt issuance costs	1.5	2.7
Stock based compensation	15.3	15.4
Deferred tax (benefit) provision	(19.7)	6.3
Foreign currency transactions	(1.7)	5.0
Reclassification of actuarial gains from AOCI	—	(8.9)
Other operating non-cash items, net	1.8	0.8
Changes in operating assets and liabilities, net:
Trade receivables	13.8	131.2
Inventories	(19.6)	(7.7)
Trade payables	(14.8)	1.6
Other provisions	1.4	(4.4)
Income tax liabilities	(17.8)	(2.1)
Other assets and liabilities, net	(4.4)	(10.5)
Net cash provided by operating activities	125.3	345.9
Cash flows from investing activities:
Acquisition of property, plant and equipment	(206.7)	(172.8)
Net cash used in investing activities	(206.7)	(172.8)
Cash flows from financing activities:
Proceeds from long-term debt borrowings	—	12.6
Repayments of long-term debt	(4.1)	(3.0)
Payments for debt issue costs	(0.2)	(2.7)
Cash inflows related to current financial liabilities	263.1	284.4
Cash outflows related to current financial liabilities	(138.1)	(417.9)
Dividends paid to stockholders	(4.8)	(4.9)
Repurchases of Common stock	(26.6)	(65.6)
Net cash provided by (used in) financing activities	89.3	(197.1)
Increase (decrease) in cash, cash equivalents and restricted cash	7.9	(24.0)
Cash, cash equivalents and restricted cash at the beginning of the period	40.2	63.4
Effect of exchange rate changes on cash	(3.4)	0.8
Cash, cash equivalents and restricted cash at the end of the period	44.7	40.2
Less restricted cash at the end of the period	0.5	2.7
Cash and cash equivalents at the end of the period	$44.2	$37.5

ORION S.A.
Reconciliation of Non-GAAP to GAAP Financial Measures
The following tables present a reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure:
Reconciliation of Net income to Adjusted EBITDA:

Reconciliation of profit	Fourth Quarter		Year Ended December 31,
(In millions)	2024	2023	2024	2023

Net income	$17.2	$4.9	$44.2	$103.5
Add back Income tax (benefit) expense	(2.1)	15.3	9.7	60.3
Add back Equity in earnings of affiliated companies, net of tax	(0.1)	(0.1)	(0.6)	(0.5)
Income before earnings in affiliated companies and income taxes	15.0	20.1	53.3	163.3
Add back Interest and other financial expense, net	8.6	9.3	49.4	50.9
Add back Reclassification of actuarial gain from AOCI	—	(2.2)	—	(8.9)
Income from operations	23.6	27.2	102.7	205.3
Add back Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	35.3	32.2	125.3	113.0
EBITDA	58.9	59.4	228.0	318.3
Equity in earnings of affiliated companies, net of tax	0.1	0.1	0.6	0.5
Loss due to misappropriation of assets, net
Misappropriation of assets, net	(3.5)	—	55.7	—
Professional fees related to misappropriation of assets	2.1	—	3.6	—
Long term incentive plan	4.0	7.1	15.3	15.4
Environmental reserves	—	—	—	(2.2)
Other adjustments	0.1	—	(1.0)	0.3
Adjusted EBITDA	$61.7	$66.6	$302.2	$332.3
Reconciliation of Net income to Adjusted net income and Diluted EPS to Adjusted Diluted EPS:

Adjusted EPS	Fourth Quarter		Year Ended December 31,
(In thousands, except per share amounts)	2024	2023	2024	2023

Net income	$17.2	$4.9	$44.2	$103.5
add back long term incentive plan	4.0	7.1	15.3	15.4
add back loss due to misappropriation of assets, net:
misappropriation of assets, net	(3.5)	—	55.7	—
loss due to professional fees related to misappropriation of assets	2.1	—	3.6	—
add back environmental reserve	—	—	—	(2.2)
add back other adjustment items	0.1	—	(1.0)	0.3
add back reclassification of actuarial gains from AOCI	—	(2.2)	—	(8.9)
add back intangible assets amortization	1.8	1.8	7.3	7.2
add back foreign exchange rate impacts	(0.8)	(0.6)	1.3	2.3
add back amortization of transaction costs	0.4	0.7	1.5	2.7
Tax effect on add back items at estimated tax rate	(1.2)	(1.9)	(25.1)	(5.0)
Adjusted net income	$20.1	$9.8	$102.8	$115.3

Total add back items	$2.9	$4.9	$58.6	$11.8
Impact add back items per share	$0.05	$0.09	$1.00	$0.19
Earnings per share (diluted)	$0.30	$0.08	$0.76	$1.73
Adjusted diluted EPS	$0.35	$0.17	$1.76	$1.92